                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Union Corporation of our report dated September 22, 1995 included in the 1995 Annual Report to Shareholders of The Union Corporation.

Our audits also included the consolidated financial statement schedules of The Union Corporation listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedules, referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-88204, 33-33615, 33-83608, 2-98930, 2-52439, 2-89570 and
2-65720) and Form S-3 (Nos. 33-25818 and 33-13625) of The Union Corporation and in the related prospectuses of our report dated September 22, 1995, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the consolidated financial statement schedules included in this Annual Report (Form 10-K) of The Union Corporation.



                                   ERNST & YOUNG LLP


New York, New York
September 25, 1995